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                                                                  Exhibit 10.74

                            ASSET PURCHASE AGREEMENT


        This Asset Purchase Agreement (this "Agreement") is entered into as of November 28, 1997 by and between WESTERN WIRELESS CORPORATION, a Delaware corporation ("Purchaser"), and CORPORATE TELECOM SERVICES, INC., a Maryland corporation ("Seller"). Purchaser and Seller are sometimes referred to herein collectively as the "Parties" and each as a "Party."

                                    RECITALS

        WHEREAS, Seller is the holder of the non-wireline cellular radio telephone license granted by the Federal Communications Commission (the "FCC" or the "Commission") for the Nebraska-5 Rural Service Area, commonly known as FCC RSA No. 537 - Boone (the "RSA");

        WHEREAS, Purchaser, an experienced cellular licensee has been providing cellular radio service within said RSA pursuant to interim operating authority granted by the FCC;

        WHEREAS, Purchaser has entered into an agreement to purchase certain rights relating to the license from Global Communications Systems, Inc. ("GCSI") under the terms of an Asset Purchase Agreement executed as of the same date as this Agreement (the "GCSI APA"); and

        WHEREAS, Seller desires to sell and Purchaser wishes to acquire the Authorization for the price and on the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

        As used herein, the terms below shall have the following meanings:

        "Action" shall have the meaning set forth in Section 5.5.

        "Affiliate" of a Person shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or



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indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Assignment Application" shall mean that joint application filed with the FCC relating to the assignment of the Authorization to Purchaser in the manner contemplated by this Agreement.

        "Authorization" shall mean the Authorization from the FCC relating to the Nebraska-5 RSA that authorize the holder thereof to construct, own and operate the non-wireline cellular telephone system in the Nebraska-5 RSA.

        "Closing Date" shall mean the first business day that is fifteen (15) days immediately following the date of the issuance of the FCC Consent by Final Order.

        "Closing Place" shall mean such location agreed upon by the Parties or, in the absence of such an agreement, the offices of Stokes Lawrence, P.S., 800 Fifth Avenue, Suite 4000, Seattle, Washington 98104.

        "Closing" shall mean the consummation of the assignment, transfer, conveyance and delivery of the Authorization and the Purchase Price as contemplated hereunder.

        "Consents" shall mean any and all consents, approvals, authorizations or waivers of any public, governmental or regulatory body or authority, including, without limitation, the FCC Consent, that are required for the consummation of the transactions contemplated by this Agreement.

        "CTSI" shall mean Corporate Telecom Services, Inc.

        "CTSI Loan Agreement" shall mean that Loan and Pledge Agreement executed by CTSI and GCSI on the 13th day of December, 1994, together with all amendments or modifications thereof.

        "FCC Consent" shall mean the action of the FCC granting its consent to the assignment of the Authorization from Seller to Purchaser.

        "Final Order" shall mean an action by the FCC consenting to or authorizing the assignment of the Authorization to Purchaser (or its designee), which is not reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending, and as to which the time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering, or reviewing on the FCC's or other regulatory authorities' own motion, has expired. An action of the FCC which is not reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no



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timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending, and as to which the time for filing any such requests, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering or reviewing on the FCC's or other regulatory authorities' own motion has expired, but which is subject to conditions is not (and shall not be deemed) a Final Order unless and until the Party acquiring such Authorization pursuant to the terms of this Agreement has notified Seller in writing of its willingness to accept such conditions.

        "GCSI" shall mean Global Communications Systems, Inc.

        "GCSI APA" shall have the meaning set forth in the preamble to this Agreement.

        "Indemnification Period" shall have the meaning set forth in Section
10.1.

        "Purchase Price" shall have the meaning set forth in Section 2.2.

        "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative of any Person.

        "System" shall mean that system constructed to provide cellular telephone services under the authority of the Authorization.

        "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, income, excise, use, transfer, payroll, occupancy, property, sales, franchise, unemployment and withholding taxes, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and any assessments against Real Property together with any interest, penalties or additional taxes attributable to such taxes and other assessments.

        "To the knowledge" or "knowledge" of a party (or similar phrases) shall mean to the extent of matters (a) which are actually known by such party or (b) which, based on facts of which such party is aware, would be known to a reasonable person in similar circumstances.


                                   ARTICLE 2.

                               PURCHASE OF ASSETS

        2.1. Assignment of Authorization. Subject to the terms and upon satisfaction of the conditions contained in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser (or its designee), and Purchaser (or its designee) will acquire, the Authorization.



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        2.2. Purchase Price. The purchase price for the Authorization shall be
Six Million Nine Hundred Sixty Thousand Dollars ($6,960,000) (the "Purchase Price"), which shall be paid by Purchaser to Seller (or its designee) on the Closing Date by wire transfer of immediately available funds.


                                   ARTICLE 3.

                               ASSUMED OBLIGATIONS

        No Assumption of Liabilities by Purchaser. Purchaser expressly does not, and shall not, assume or be deemed to have assumed under this Agreement or by reason of any transactions contemplated hereunder any debts, liabilities (contingent or otherwise) or obligations of Seller, or any of its stockholders or partners, as the case may be, of any nature whatsoever, whether relating to the Authorization or otherwise.


                                   ARTICLE 4.

                            COVENANTS AND AGREEMENTS

        4.1. Covenants of Seller. Seller covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing Date as follows:

               4.1.1. Consummate Transactions. Seller shall use its reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, and shall use its reasonable best efforts to refrain from any actions that might adversely affect any Party's ability to consummate the contemplated transactions in accordance with the terms hereof.

               4.1.2. Compliance with Law; Maintenance of Authorization. Seller shall comply in all material respects with all applicable laws, rules, ordinances, regulations, codes, orders, decrees, licenses and permits of all applicable jurisdictions and governmental authorities or agencies relating to Seller and the Authorization. Seller shall maintain the Authorization in full force and effect, and shall not take any action which might reasonably be anticipated to have a material adverse effect on the Authorization.

               4.1.3. Notice of Claims. Seller shall give written notice to Purchaser promptly upon the commencement of any action, investigation, arbitration or proceeding (including any proceeding before any governmental agency), or promptly upon obtaining knowledge of any facts giving rise to a threat of any such action, investigation, arbitration or proceeding which would, if adversely determined, materially and adversely affect (1) Seller's ability to consummate the transactions contemplated hereby or (2) the Authorization.



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               4.1.4. Notice of Breaches. Seller shall promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach of any warranties, representations, covenants or agreements of the Seller contained in this Agreement, give notice in writing of such event or occurrence or impending or threatened event or occurrence, to Purchaser and use its diligent efforts to prevent or to promptly remedy such breach.

               4.1.5. No Sale. Except as the same may relate to this Agreement and the transactions contemplated hereunder, Seller shall not enter into any contract or agreement to sell or encumber the Authorization.

               4.1.6. Retention of Records. On the Closing Date, Seller shall deliver to Purchaser all such books, contracts and records of Seller that relate to the Authorization as are reasonably requested by Purchaser.

               4.1.7. Compliance with Law. Seller shall comply in all material respects with all applicable laws, rules, ordinances, regulations, codes, orders, decrees, licenses and permits of all applicable jurisdictions and governmental authorities or agencies relating to the Authorization.

        4.2. Covenants of Purchaser. Purchaser covenants and agrees that from and after the execution and delivery of this Agreement to and including the Closing Date:

               4.2.1. Consummate Transaction. Purchaser shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, and shall refrain from any actions that might adversely affect any Party's ability to consummate the contemplated transactions in accordance with the terms hereof.

               4.2.2. Notice of Breaches. Purchaser shall promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach of any warranties, representations, covenants or agreements of the Purchaser contained in this Agreement, give notice in writing of such event or occurrence or impending or threatened event or occurrence, to Seller and use its diligent efforts to prevent or to promptly remedy such breach.

        4.3.   Mutual Covenants.

               4.3.1. Governmental Filings. Each of Seller and Purchaser covenant and agree from and after the execution and delivery of this Agreement to and including the Closing Date that the parties have filed or will file with the FCC by no later than ten business days from the date of the Agreement's execution, joint applications requesting the approval of the assignment of the Authorization to Purchaser, and, if applicable, will file all necessary applications with the Department of Justice and/or the Federal Trade



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Commission pursuant to the Antitrust Improvement Acts of 1976, as amended ("HSR
Act"). Each of the parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the prosecution and favorable consideration of such applications. The parties covenant and agree to undertake all actions and file such material as shall be necessary or required to obtain any necessary waivers or other authority in connection with the foregoing applications.

               4.3.2. Approvals; Consents. The parties shall consult with one another as to the approach to be taken with any governmental authority or agency with respect to obtaining any necessary consent of such governmental agency or authority to the transactions contemplated hereby. If it appears to Seller that the transactions herein may not be consummated prior to November 12, 1998, then, if requested by Seller, Purchaser shall cooperate with Seller in entering into a mutually acceptable lease arrangement and operating agreement as contemplated by
Article 12 of this Agreement. Each of the parties shall keep each other party reasonably informed as to the status of any such communi cations with any governmental authority or agency. To the extent it is permitted by applicable FCC regulations, Seller shall not make any material commitments relating to any approval, consent, permit or license to any governmental authority or agency without Purchaser's prior written consent, which consent shall not be unreasonably withheld.


                                   ARTICLE 5.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby makes the following representations and warranties to
Purchaser:

        5.1. Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has full corporate power and authority to enter into and perform this Agreement.

        5.2. Authorization and Binding Obligations. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary corporate action, including approval of the entire transaction by the requisite vote of the board of directors of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller enforceable against it in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

        5.3. No Contravention. Except as otherwise contemplated hereunder, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Seller



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will not (a) violate any provisions of the corporate charter or bylaws of
Seller, (b) result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Authorization under the provisions of any agreement or other instrument to which Seller is a party or by which the property of Seller is bound or affected or (c) violate any laws, regulations, orders or judgments applicable to Seller.

        5.4. Authorization. The Authorization is not, or will not be on the Closing Date, subject to any agreements or restrictions that would inhibit or prevent Seller from assigning the same to Purchaser free and clear of any and all liens and encumbrances. Furthermore, there are no, and there will not be on the Closing Date, any agreements that may effect the validity of the Authorization or Purchaser's right to own or hold the same now or in the future, nor are there any agreements that may affect Seller's right to own, hold or assign the Authorization to Purchaser as contemplated by this Agreement. The Authorization is validly issued in the name of Seller and is in full force and effect. The Authorization is unimpaired by any acts or omissions of Seller (or any of its Representatives) and the Authorization is free and clear of any restrictions which might limit the full operation of a system constructed to provide cellular telephone services under the authority of the Authorization.

        The Authorization is not and will not be materially and adversely affected by any of the rights or obligations created under Article VI of the CTSI Loan Agreement (hereinafter collectively referred to as the "Article VI Rights") or by the transfer of any of the Article VI Rights to Purchaser, and the existence of the Article VI Rights does not constitute, and will not cause, a violation of FCC rules, regulations or orders, or the rules or regulations of any other governmental authority having jurisdiction over the Authorization. The creation of the Article VI Rights did not grant an interest in the FCC application for the Authorization that was or is in violation of the rules, regulations or orders of the FCC, and does not grant an interest in the Authorization that was or is in violation of the rules, regulations or orders of the FCC. The existence of the Article VI Rights did not have to be reported to the FCC while the FCC application for the Authorization was pending and does not have to be reported to the FCC in connection with the assignment of the Authorization to Purchaser under the rules, regulations and orders of the FCC.

        5.5. Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, or labor dispute ("Action"), other than rule-making proceedings affecting the cellular telephone industry generally, pending or, to the knowledge of Seller, threatened or anticipated against, relating to or affecting (a) Seller, (b) the Authorization, or (c) the transactions contemplated by this Agreement. Seller is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller or the Authorization. There is not a reasonable likelihood of an adverse determination of any pending Action which would, individually or in the aggregate, have a material adverse effect on the Seller or the Authorization.



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        5.6. Complaints. There is not any Commission investigation, notice of apparent liability or order of forfeiture pending or outstanding against Seller respecting any violation, or allegation thereof, of any Commission rule, regulation or policy, or, to the best of Seller's knowledge, any complaint before the Commission as a result of which an investigation, notice of apparent liability or order of forfeiture may issue from the Commission relating to the System, nor is there any basis for any such claim.

        5.7. Reports. All returns, reports and statements currently required to be filed by Seller with the Commission or with any other governmental agency with respect to the Authorization have been filed and substantially complied with and shall continue to be filed and be in substantial compliance on a current basis until the Closing Date. All such reports, returns and statements are (or will be, in the case of future reports) substantially complete and correct as filed.

        5.8. Taxes. Seller has filed, or caused to be filed, with the appropriate federal, state and local governmental agencies all required tax and information returns, and Seller has paid, caused to be paid or accrued all taxes, excise taxes, assessments, charges, penalties and interest shown to be due and payable or claimed to be due and payable thereon.

        5.9. No Brokers. Neither Seller nor any of its Affiliates have entered into or will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        5.10. Miscellaneous. No representation or warranty made by Seller in this Agreement, and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact or knowingly omits or fails to state, or will omit or fail to state, any material fact or information necessary to make such representation or warranty or any such statement not materially misleading.


                                   ARTICLE 6.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby makes the following representations and warranties to
Seller:

        6.1. Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has full corporate power and authority to enter into and perform this Agreement.



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        6.2. Authorization and Binding Obligations. The execution, delivery and performance by Purchaser of this Agreement has been duly and validly authorized by all necessary corporate action, including any necessary approval of the entire transaction by the board of directors of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

        6.3. No Contravention. Except as otherwise contemplated hereunder, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Purchaser will not (a) violate any provisions of the corporate charter or by-laws of Purchaser, or (b) violate any laws, regulations, orders or judgments applicable to Purchaser.

        6.4. Litigation. There is no Action, other than rule-making proceedings affecting the cellular telephone industry generally, pending or, to the knowledge of Purchaser, threatened or anticipated against, relating to or affecting Purchaser that would have a material adverse effect Purchaser's ability to consummate the transactions contemplated by this Agreement. There is not a reasonable likelihood of an adverse determination of any pending Action which would, individually or in the aggregate, have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

        6.5. Qualification of Purchaser. Purchaser is familiar with the Communications Act of 1934, as amended, and the existing rules, regulations, policies and orders of the FCC. There is no fact known to Purchaser that would under the Act and existing rules, regulations, policies and orders of the FCC disqualify Purchaser from acquiring the Authorization from Seller.

        6.6. No Brokers. Neither Purchaser nor any of its Affiliates have entered into or will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        6.7. Miscellaneous. No representation or warranty made by Purchaser in this Agreement, and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact or knowingly omits or fails to state, or will omit or fail to state, any material fact or information necessary to make such representation or warranty or any such statement not materially misleading.



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                                   ARTICLE 7.

                       CONDITIONS TO SELLER'S OBLIGATIONS

        The obligations of Seller to assign the Authorization and to otherwise consummate the transactions contemplated by this Agreement are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

        7.1. Representations, Warranties and Covenants. All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Purchaser shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Seller a certificate (signed by an officer of Purchaser) to the foregoing effect ("Purchaser's Closing Certificate").

        7.2. Closing Documents. Seller shall have received from Purchaser the documents and other items to be delivered by Purchaser pursuant to Section 9.2 of this Agreement.

        7.3. Purchase Price. Seller shall have received payment of the Purchase Price in accordance with Article 2 hereof.

        7.4. HSR Waiting Period. If applicable, any waiting period required by the HSR Act shall have lapsed or been terminated, and any investigation of the transactions contemplated by this Agreement commenced by the Department of Justice and/or the Federal Trade Commission pursuant to the HSR Act shall have been terminated.


                                   ARTICLE 8.

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

        The obligations of Purchaser to purchase the Authorization and to otherwise consummate the transactions contemplated by this Agreement are subject, in the discretion of Purchaser, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

        8.1. Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Seller shall have performed in all material respects all agreements and covenants required hereby to be performed by Seller prior to or at the



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Closing Date. There shall be delivered to Purchaser a certificate (signed by an officer of Seller) to the ongoing effect ("Seller's Closing Certificate").

        8.2. Consent. The FCC shall have consented to the assignment of the Authorization to Purchaser and such consents shall have become a Final Order.

        8.3. Closing of GCSI Transaction. All conditions precedent to the closing of the transaction contemplated by the GCSI APA shall have been met or waived, and such transaction shall be ready to be closed contemporaneously with the transactions contemplated by this Agreement.

        8.4. Closing Documents. Purchaser shall have received from Seller the documents and other items to be delivered by Seller pursuant to Section 9.1 hereof.

        8.5. Opinion of Seller's Corporate Counsel. Seller shall have delivered to Purchaser an opinion or opinions of corporate counsel for Seller in substantially the form attached hereto as Exhibit 8.5.

        8.6. Opinion of Seller's FCC Counsel. Seller shall have delivered to Purchaser an opinion or opinions of FCC counsel for Seller in substantially the form attached hereto as Exhibit 8.6.

        8.7. HSR Waiting Period. If applicable, any waiting period required by the HSR Act shall have lapsed or been terminated, and any investigation of the transactions contemplated by this Agreement commenced by the Department of Justice and/or the Federal Trade Commission pursuant to the HSR Act shall have been terminated.


                                   ARTICLE 9.

                                   THE CLOSING

        On the Closing Date at the Closing Place:

        9.1. Deliveries by Seller to Purchaser. Seller shall deliver to
Purchaser:

               9.1.1. one or more assignments assigning to Purchaser (or its designee) all of Seller's interest in and to the Authorization;

               9.1.2. the opinions of Seller's counsel referenced in Sections
8.5 and 8.6 hereof;



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               9.1.3. a copy of the resolutions of the board of directors of
Seller approving the transactions contemplated by this Agreement certified by an appropriate officer of Seller; and

               9.1.4. Seller's Closing Certificate.

        9.2. Deliveries by Purchaser to Seller. Purchaser shall deliver to Seller (or its designee):

               9.2.1. Purchaser's Closing Certificate; and

               9.2.2. payment of the Purchase Price.


                                   ARTICLE 10.

                                 INDEMNIFICATION

        10.1. Survival. The several representations, warranties, covenants, and agreements of the Parties contained in this Agreement (or in any document delivered in connection herewith) shall be deemed to have been made on the date of this Agreement and on the Closing Date, shall be deemed to be material and to have been relied upon by the Parties notwithstanding any investigation made by the Parties, shall survive the Closing Date, and shall remain operative and in full force and effect for a period of three (3) years following the Closing Date; provided, however, that the representations, warranties and agreements of Seller contained in Section 5.4 (Authorization) shall continue for the duration of any applicable statute of limitations. The period during which the several representations, warranties, covenants and agreements shall survive and continue is referred to herein as the "indemnification period."

        10.2.  Seller's Indemnity.

               10.2.1. During the indemnification period (or thereafter solely with respect to any claim for which indemnification has been made prior to the expiration of the indemnification period), Seller shall indemnify and hold harmless Purchaser and its Affiliates from and against any and all demands, claims, losses, liabilities, actions or causes of action, assessments, actual damages (but excluding consequential damages), fines, taxes (including, without limitation, excise and penalty taxes), penalties, reasonable costs and expenses (including, without limitation, interest, reasonable expenses of investigation, reasonable fees and disbursements of counsel, accountants and other experts (whether such reasonable fees and disbursements of counsel, accountants and other experts relate to claims, actions or causes of action asserted by Purchaser against Seller or asserted by third parties)) (collectively "Losses") incurred or suffered by Purchaser, its Affiliates, and their



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respective officers, directors, employees, agents and representatives, arising out of, resulting from, or relating to:

                      (a) Any breach of any of the representations or warranties made by Seller in this Agreement or in any agreement, certificate, exhibit or other instrument delivered by the Seller pursuant to this Agreement; and

                      (b) Any failure by Seller to perform any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by the Seller pursuant to this Agreement.

        10.3.  Purchaser's Indemnity.

               10.3.1. During the indemnification period (or thereafter solely with respect to any claim for which indemnification has been made prior to expiration of the indemnification period), in addition to any other indemnification provided for under this Agreement, Purchaser shall indemnify and hold harmless Seller and its Affiliates from and against any and all Losses incurred or suffered by Seller, its Affiliates, and their respective officers, directors, employees, agents and representatives, arising out of, resulting from, or relating to:

                      (a) Any breach of any of the representations or warranties made by Purchaser in this Agreement or in any agreement, certificate or other instrument delivered by Purchaser pursuant to this Agreement; or

                      (b) Any failure by Purchaser to perform any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by Purchaser pursuant to this Agreement.

        10.4. Procedure. In the event that any party hereto shall sustain or incur any Losses in respect of which indemnification may be sought by such party pursuant to this Article, the party seeking such indemnification (the "Indemnitee") shall assert a claim for indemnification by giving prompt written notice thereof (the "Notice") which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based along with a copy of the claim or complaint, to the party providing indemnification (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. For purposes of this paragraph, any notice which is sent within 15 days of the date upon which the Indemnitee learned of such Loss shall be deemed to have been a "prompt notice."

               10.4.1. If the Indemnitor wishes to defend any claim for any Losses for which such Indemnitor is or may be liable, and such Indemnitor first establishes (to the reasonable satisfaction of the Indemnitee) the Indemnitor's financial ability to pay for any such Losses, then such Indemnitor may, at its own expense, defend such claim; provided that the Indemnitee may retain counsel (at the Indemnitee's expense) to monitor the defense of such claim, and may take over such defense if, during the course thereof, it reasonably appears that the Indemnitor has lost its ability to pay for any Losses threatened by such claim. If an Indemnitor assumes the defense of such an action, no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent, which consent shall not be unreasonably withheld. If an Indemnitor fails, within thirty (30) days after the date of the Notice, to give notice to the Indemnitee of said Indemnitor's election to assume the defense thereof, said Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnitee.

               10.4.2. Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses for which any party is entitled to indemnification hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

        10.5. Indemnification Payments in Cash. All payments in respect to any indemnification obligation shall be made in cash.

        10.6. Investigations: Waivers. The survival periods and rights to indemnification provided for in this Article shall remain in effect notwithstanding any investigation at any time by or on behalf of any party hereto or any waiver by any party hereto of any condition to such party's obligations to consummate the transactions contemplated hereby.

                                   ARTICLE 11.

                                   TERMINATION

        Absence of Commission Consent. This Agreement may be terminated at the option of Seller or Purchaser upon written notice to the other if the Assignment Application has not been granted by Final Order within twelve (12) months after the date of this Agreement. Neither party may terminate this Agreement pursuant to this Section if such party is in material default hereunder, or if a delay in any decision or determination by the Commission respecting the Assignment Application has been caused or materially contributed to by such party's action or inaction with respect to such Assignment Application.

                                   ARTICLE 12.

                              INTERIM CONSTRUCTION

        Nothing in this Agreement shall be construed as restricting Seller's right to undertake any construction activity that Seller may deem necessary or appropriate in order to comply with FCC construction obligations. It is acknowledged that such activity may include the participation or assistance of GCSI, and may involve the utilization of an SCS 800 switch; the co-licensing of existing facilities in the RSA; or by entering into a lease arrangement and operating agreement with Purchaser as the current provider of services in the RSA. No such construction or activity shall affect any of the terms and conditions of this Agreement.


                                   ARTICLE 13.

                                  MISCELLANEOUS

        13.1. Assignment. Except as provided below, neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller or Purchaser without the prior written consent of the others. Notwithstanding the foregoing, Purchaser may, without consent, assign its right, title and interest in, to and under this Agreement to an Affiliate so long as Purchaser remains obligated for all representations, warranties and obligations made by Purchaser herein, and provided such assignment does not delay the Closing Date. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

        13.2. Notices; Transfer of Funds. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to before the date of such receipt is acknowledged), as follows:

        If to Purchaser:

               Western Wireless Corporation
               2001 NW Sammamish Road, Suite 100
               Issaquah, WA 98027
               Attention:  Cregg Baumbaugh
               Fax: (206) 313-7731

        With a copy to:

               Stokes Lawrence, P.S.
               800 Fifth Avenue, Suite 4000
               Seattle, WA 98104-3199
               Attention: Douglas C. Lawrence
               Fax: (206) 464-1496

        If to Seller:

               Corporate Telecom Services, Inc.
               W.L. Pritchard & Co., Inc.
               7315 Wisconsin Avenue, Suite #502 East
               Bethesda, MD  20814
               Attention:  Dr. Wilbur L. Pritchard
        With a copy to:

               Haley Bader & Potts, P.L.C.
               4350 North Fairfax Drive, Suite 900
               Arlington, Virginia  22203-1633
               Attention:  Henry A. Solomon
               Fax:  (703) 841-2345

or to such other place and with such other copies as either party may designate as to itself by written notice to the others. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; when answered back, if telexed; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an over-night air courier service guaranteeing next day delivery.

        13.3. Specific Performance. The obligations of Seller and Purchaser under this Agreement are unique. If either party should default in its obligations under this Agreement, the parties acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, in addition to any other available rights or remedies, either party may sue in equity for specific performance, and the parties expressly waive the defense that a remedy in damages will be adequate.

        13.4. Choice of Law. This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of Delaware, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

        13.5. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        13.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13.7. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. If the invalidity, illegality or unenforceability of any provision causes or is likely to have a material adverse affect on the benefits of the bargain for either of the parties then the parties agree to negotiate in good faith to re-establish the relative benefits of the bargain, and if they are not able to do so within a period of sixty (60) days after such provision is declared or found to be invalid, illegal or unenforceable, then this Agreement shall become of no further force or effect.

        13.8. Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        13.9. Expenses. Except as otherwise expressly provided herein, Seller shall be solely responsible for any sales and transfer Taxes, recording and transfer fees arising from the purchase and sale of the Authorization pursuant to this Agreement. Except as otherwise provided in this Agreement, Seller and Purchaser will each be liable for its own expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

        13.10. Exhibits. The Exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

        13.11. Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other party.

        13.12. Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors and affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 12.10 Seller and Purchaser shall not make any public disclosure of the specific terms of this Agreement, except as required by law.

SELLER:                           CORPORATE TELECOM SERVICES, INC.


                                  By
                                        ----------------------------------------
                                  Its
                                        ----------------------------------------


PURCHASER:                        WESTERN WIRELESS CORPORATION


                                  By    /s/ BOB STAPLETON
                                        ----------------------------------------
                                  Its   President, Western Wireless Corporation
                                        ----------------------------------------
expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

        13.10. Exhibits. The Exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

        13.11. Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other party.

        13.12. Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors and affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 12.10 Seller and Purchaser shall not make any public disclosure of the specific terms of this Agreement, except as required by law.

SELLER:                           CORPORATE TELECOM SERVICES, INC.


                                  By    /s/ WILBER L. PRITCHARD
                                        ----------------------------------------
                                  Its   President, Corporate Telecom Services
                                        ----------------------------------------


PURCHASER:                        WESTERN WIRELESS CORPORATION


                                  By
                                        ----------------------------------------
                                  Its
                                        ----------------------------------------

Exhibits:

Seller's Counsel's Opinion   -      Exhibit 8.5
Seller's FCC Opinion         -      Exhibit 8.6



                                      -19-